For Immediate Release
Eric Loughmiller
Executive Vice President and Chief Financial Officer
(317) 249-4254
eric.loughmiller@karauctionservices.com

KAR Auction Services Seeks to Refinance Credit Agreement

Carmel, IN - February 18, 2014 - KAR Auction Services, Inc. (NYSE: KAR) (the “Company”) announced today that it is seeking to refinance its existing Credit Agreement, dated as of May 19, 2011 (as amended, the “Credit Agreement”), that would, among other things, extend the maturity of the revolving facility and a portion of the term facility, lower the pricing with respect to the revolving and term loan facilities and provide the Company with greater flexibility for making capital expenditures and for making restricted payments. The Company cannot assure that it will be able to successfully complete the refinancing.

About KAR Auction Services, Inc.

KAR Auction Services, Inc. is the holding company for ADESA, Inc. (“ADESA”), Insurance Auto Auctions, Inc. (“IAA”) and Automotive Finance Corporation (“AFC”). ADESA is a leading provider of wholesale used vehicle auctions with over 65 North American locations and its subsidiary OPENLANE provides a leading Internet automotive auction platform. IAA is a leading salvage vehicle auction company with over 164 sites across North America. AFC is a leading provider of floorplan financing to independent and franchise used vehicle dealers with over 105 sites across North America. Together, the Company provides a unique, comprehensive, end-to-end solution for its customers’ remarketing needs.

Forward-Looking Statements

Certain statements contained in this release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

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